EXHIBIT 99.1

DS Healthcare Updates Shareholders on Corporate Changes

POMPANO BEACH, FL / ACCESSWIRE / June 05, 2017 / DS Healthcare Group (DSKX) today announced that Yasuhiro Fujiwara, formerly the Chairman of the Board, has been selected as DS Healthcare’s new Chief Executive Officer. Mr. Fujiwara will assume the new role effective immediately and will replace Daniel Khesin, who will focus exclusively on DS Healthcare’s innovation and brand architecture. Mr. Fujiwara has resigned from his role as Chairman, but will remain a Director, and will report to the Board of Directors. Elina Yuabov has been appointed as Chairperson.

Mr. Fujiwara has previously headed global markets business at Bank of America Merrill Lynch Asia Pacific and most recently led the Asia equities business turn around at Nomura Group post its Lehman Brothers acquisition. He is a seasoned executive and has consistently demonstrated an ability to successfully operate global organizations in a crisis and in an extremely competitive environment.

The company believes that Mr. Fujiwara will establish a more effective management structure, enable financial stability and enable the growth that the company expects on the back of its cutting-edge products. Mr. Fujiwara will address the company’s need to raise capital, focus the operations to achieve profitability within the next 12 months and establish a culture of Customer satisfaction, Product delivery and Financial management. This will allow the company, under Mr. Fujiwara’s leadership, to make selective strategic business investments to propel the company forward.

The move will enable all employees to focus on scaling the company’s business of creating, manufacturing and distributing its innovative portfolio of technologies. Combining an efficient and effective management structure with a proprietary and innovative product portfolio will result in the fastest possible growth and the best outcome for shareholders.

“I can think of no one better to lead DS Healthcare and to institute the kind of operational excellence that is needed to scale our company and to enable more people to benefit from the many advances that we have developed. This management structure also allows everyone on our team to focus all of their energy in the area where they have their greatest strengths and talent,” said Daniel Khesin, founder and former CEO.

Having spent the previous year on the Board of Directors, Mr. Fujiwara has developed deep knowledge of the company. He has formulated a plan to unlock the true potential of DS Healthcare, leveraging our disruptive product innovation in the personal care space. The company intends to create rapid growth in a very large global market.

“I am excited to be part of DS Healthcare where I see a ground floor opportunity to deliver the most innovative products and solutions to clients around the world and to improve the societies in which we operate. We are an organization led by a purpose - to make a meaningful difference in the lives of our customers. By bringing operational excellence to DS Healthcare, I believe that we can achieve rapid progress and create tremendous value,” stated Yasuhiro Fujiwara, Chief Executive Officer of DS Healthcare.

About DS Healthcare Group

DS Healthcare Group Inc. is a leader in the development of biotechnology for topical therapies. It markets through online channels, specialty retailers, distributors, and pharmacies. Its research has led to a highly innovative portfolio of personal care products and additional innovations in pharmaceutical projects. For more information on DS Health Group's flagship brand, visit www.dslaboratories.com.

Forward-looking statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies, and are generally preceded by words such as "future," "plan" or "planned," "expects," or "projected." These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing and marketing products, intense competition, and additional risks factors as discussed in reports filed by the company with the Securities and Exchange Commission, which are available at http://www.sec.gov.